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                                                                   EXHIBIT 10.37

                             JOINT VENTURE AGREEMENT

        THIS JOINT VENTURE AGREEMENT (this "AGREEMENT") is entered into as of December 11, 1998 by and between INTRACEL CORPORATION ("INTRACEL"), a Delaware corporation having its principal office at 1330 Piccard Drive, Rockville, MD, and LEHIGH VALLEY HOSPITAL AND HEALTH NETWORK ("LEHIGH"), a Pennsylvania non-profit corporation having its principal office at Cedar Crest & I-78, Allentown, PA.

        WHEREAS, Intracel has (i) developed OncoVaxCL(R) ("ONCOVAX") to be utilized in the treatment of colon cancer and (ii) the technical expertise necessary for the manufacture, production and distribution of OncoVax and other drugs as agreed to by the parties to be used in the treatment of cancer;

        WHEREAS, Lehigh and its medical staff have the knowledge and expertise, as well as the facilities reasonably necessary to support the diagnoses and treatment of certain oncological diseases and the location necessary for the production and delivery of OncoVax to certain patients in the mid-Atlantic region;

        WHEREAS, Intracel and Lehigh desire to form Intracel Cancer Center of Pennsylvania, Inc. ("ICC") as a for-profit Delaware corporation to operate a center for the manufacture of OncoVax and other oncological products as agreed to by the parties, and to provide, or arrange for the provision of, such products to cancer patients; and

        WHEREAS, the parties wish to set forth herein and in the documents and agreements attached hereto and/or referenced herein the terms on which ICC would be formed, capitalized, governed, and operated, as well as the obligations and rights of the parties prior to such formation.

        NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


1.      DEFINITIONS

        The following terms used in this Agreement (including the Exhibits hereto), and the singular and plural thereof, which are not otherwise defined herein, shall have the meanings ascribed to them in this Section 1.

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        "AMENDED AND RESTATED INITIAL ONCOVAX CENTER LEASE" means the Amended and Restated Initial OncoVax Center Lease, substantially in the form attached hereto as Exhibit N, to be entered into by the parties on the date hereof.

        "BEST EFFORTS" means, as to a party hereto, an undertaking by such party to perform or satisfy an obligation or duty or otherwise act in a manner reasonably calculated to obtain the intended result by action or expenditure not disproportionate or unduly burdensome in the circumstances, which means, among other things, that such party shall not be required to (i) expend funds other than for payment of the reasonable and customary costs and expenses of employees, counsel, consultants, representatives or agents of such party in connection with the performance or satisfaction of such obligation or duty or other action or (ii) institute litigation or arbitration as part of its best efforts.

        "BUSINESS PLAN" means the business plan to be developed by Intracel and Lehigh as described in Section 5.1 below.

        "CLEAN ROOM" means the laboratory room as described in Exhibit H leased to Intracel or ICC, as the case may be, by Lehigh under the terms of either the Amended and Restated Initial OncoVax Center Lease or the Final OncoVax Center Lease.

        "COMMON STOCK" means the common stock of ICC, par value $.01 per share.

        "COMMON STOCK PURCHASE PRICE" means the amount to be paid in consideration of the Common Stock pursuant to Section 3.2 below.

        "EQUIPMENT" or "CLEAN ROOM EQUIPMENT" means the Equipment located in the Clean Room as described in Exhibit J attached hereto.

        "FINAL CLOSING" means the closing of the transactions described in
Section 16.1 below.

        "FINAL CLOSING DATE" means the date mutually agreed upon in writing by the parties pursuant to Section 16.1 below, which is within 30 days of the receipt of FDA approval to market OncoVax to cancer patients at the OncoVax Center.

        "FINAL ONCOVAX CENTER LEASE" means the Final OncoVax Center Lease, substantially in the form attached hereto as Exhibit G, to be entered into by Lehigh and Intracel at the Final Closing pursuant to Section 5.3 below.

        "ICC SERVICE AREA" shall mean the following counties in Pennsylvania:
Bradford, Susquehanna, Wayne, Lycoming, Sullivan, Wyoming, Lackawanna, Northumberland, Montour, Columbia, Luzerne, Pike, Dauphin, Schuylkill, Carbon, Monroe, York, Lebanon, Lancaster, Berks, Lehigh, Northampton, Chester, Montgomery, Bucks and Delaware, and the following counties in New Jersey:
Sussex, Warren, Hunterdon, Somerset and Morris.


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        "INITIAL FUNDING SCHEDULE" means the operating budget for ICC to be developed by Intracel and Lehigh as described in Section 3.3 below. The Initial Funding Schedule shall set forth, among other things, ICC's projected working capital needs for the initial operation of ICC following the Final Closing Date.

        "INITIAL CLOSING" means the closing of the transactions described in
Section 15.1 below.

        "INITIAL CLOSING DATE" means December 11, 1998 or such other date as mutually agreed upon in writing by the parties to this Agreement pursuant to
Section 15.1 below.

        "INTERIM PHASE" means the period of time commencing on the Initial Closing Date and ending on the Final Closing Date during which time the OncoVax Center shall be operated in accordance with Section 10 below.

        "MEDICAL DIRECTOR" means the medical director of the OncoVax Center.

        "ONCOVAX CENTER" means the location from which Intracel or ICC, as the case may be, shall manufacture, market and provide, or arrange for the provision of, OncoVax or any other oncological product agreed to by the parties to cancer patients.

        "INTRACEL CANCER CENTER OF PENNSYLVANIA, INC." or "ICC" means a Delaware corporation, which shall be organized by Intracel and Lehigh as contemplated in
Section 2.1 below.

        "OPERATIONS AGREEMENT" means the agreement to be entered into by and between ICC, Intracel and Lehigh on the Final Closing Date, which will set forth the obligations of ICC, Intracel and Lehigh during the Operational Phase as more fully described in Section 9 below.

        "OPERATIONAL PHASE" means the period of time from the Final Closing Date until the termination of this Agreement during which time the OncoVax Center shall be operated in accordance with Section 5 below.

        "STOCKHOLDERS' AGREEMENT" means the Stockholders' Agreement substantially in the form of Exhibit F attached hereto to be entered into by and among ICC, Intracel and Lehigh as described in Section 4 below.

        "SUPERMAJORITY VOTE" shall have the meaning set forth in the Stockholders' Agreement.


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2.      FORMATION AND ORGANIZATION OF ICC


        2.1.    GENERALLY

                Prior to and as a condition to the Final Closing, the parties shall incorporate ICC as a for-profit corporation under the Delaware General Corporation Law by filing a Certificate of Incorporation substantially in the form of Exhibit A attached hereto. The parties shall thereafter, but prior to the Final Closing, cause the adoption of the organizational resolutions and bylaws of ICC substantially in the form of Exhibits B-1 and B-2 attached hereto.


        2.2.    INITIAL DIRECTORS

                The members of the initial Board of Directors of ICC shall be named in the Certificate of Incorporation referred to in Section 2.1 above and shall consist of (a) 3 directors designated by Intracel and (b) 2 directors designated by Lehigh. Each of the parties will provide a list of its designees to the initial ICC Board of Directors as soon as reasonably practicable after the date hereof and in no event later than 10 days prior to the Final Closing.


        2.3.    INITIAL OFFICERS

                The parties will select, and cause to be elected, the officers of ICC as soon as possible after the execution and delivery hereof and in any event prior to the Final Closing.


3.      CAPITALIZATION OF ICC


        3.1. CONTRIBUTION OF EQUIPMENT AND PURCHASE OF ICC COMMON STOCK BY INTRACEL

                Subject to the terms and conditions hereof, and as set forth in the Subscription Agreement substantially in the form attached hereto as Exhibit C and in the Bill of Sale substantially in the form attached hereto as Exhibit D ("ICC BILL OF Sale"), Intracel hereby agrees to contribute the Equipment to ICC at the Final Closing as further described in Section 6.2 in exchange for 1,900 shares of Common Stock of ICC, which stock shall have an aggregate value equal to $700,000.


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        3.2.    SUBSCRIPTION FOR AND PURCHASE OF ICC COMMON STOCK BY LEHIGH

                Subject to the terms and conditions hereof and as set forth in the Subscription Agreement attached hereto as Exhibit E, Lehigh shall subscribe for and shall agree to purchase, at the Final Closing, 100 shares of Common Stock at an aggregate purchase price equal to $36,482 (the "COMMON STOCK PURCHASE PRICE").


        3.3.    CAPITALIZATION OF ICC UPON FINAL CLOSING.

                The parties acknowledge and agree that, in accordance with this
Section 3, upon the consummation of the Final Closing, Intracel and Lehigh will own 95% and 5%, respectively, of the issued and outstanding capital stock of ICC.


        3.4.    INITIAL FUNDING SCHEDULE

                During the Interim Phase, the parties agree to negotiate in good faith and use their best efforts to develop the Initial Funding Schedule. The Initial Funding Schedule shall be mutually agreed upon prior to the Final Closing and shall (i) set forth, among other things, ICC's projected capital needs for its initial operation following the Final Closing and (ii) provide that the parties will contribute funds to ICC in proportion to their relative ownership interests in ICC.


4.      STOCKHOLDERS AGREEMENT AND GOVERNANCE OF ICC


                At the Final Closing, Intracel and Lehigh shall execute and deliver, and cause ICC to execute, a Stockholders' Agreement substantially in the form attached hereto as Exhibit F (the "STOCKHOLDERS' AGREEMENT"), which shall contain, among other things, customary covenants, and representations and warranties, and shall provide that all distributions of dividends by ICC to the parties be made in proportion to their relative ownership interests in ICC. Execution and delivery of the Stockholders' Agreement by all of the parties thereto shall be a condition to the Final Closing.


5.      BUSINESS AND OPERATIONS OF ICC


        5.1.    DEVELOPMENT OF THE BUSINESS PLAN

                Intracel and Lehigh, working with ICC management, shall use their best efforts to develop, as soon as practicable after the Final Closing, the Business


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Plan for ICC. During the Interim Phase, the parties agree to negotiate in good faith the terms of the Business Plan, which shall be developed on or prior to the Final Closing. The terms of such Business Plan shall include, among other things, the establishment and administration of the Initial Funding Schedule. As more specifically provided in the Stockholders' Agreement, the Business Plan and any material amendments thereto must be approved by a supermajority vote of the Board of Directors of ICC. After the Final Closing, Intracel and Lehigh shall each use its best efforts to cause ICC to fully and faithfully implement the Business Plan in compliance with the Initial Funding Schedule and in a timely manner.


        5.2.    SCOPE OF OPERATIONS

                From the Final Closing Date until termination of this Agreement, in addition to the conduct of Phase III clinical trials ("TRIALS") and in accordance with the terms of the Operations Agreement (as described in Section 9 below), ICC shall operate the OncoVax Center for the manufacture of OncoVax and other oncological products as agreed to by the parties and shall provide, or arrange for the provision of, such products to cancer patients to the extent permitted by applicable law (the "OPERATIONAL PHASE"). Intracel and Lehigh agree to cooperate in coordinating publicity with the respect to the operation of the OncoVax Center during the Operational Phase.


        5.3.    LEASE OF THE ONCOVAX CENTER

                At the Final Closing, Lehigh and ICC shall enter into a lease substantially in form attached hereto as Exhibit G, which shall provide for the lease by Lehigh to ICC of the Clean Room, and all clinical patient care, administrative and storage space, as more particularly described in Exhibit H attached hereto, reasonably necessary for the operation of the OncoVax Center (the "FINAL ONCOVAX CENTER LEASE").


        5.4.    OPERATION OF THE ONCOVAX CENTER


                5.4.1.  OPERATIONAL POLICIES AND PROCEDURES

                The Operations Agreement shall provide that ICC shall adopt and enforce policies and procedures for the operation of the OncoVax Center during the Operational Phase, which such policies and procedures shall be consistent with, and require ICC and its employees and agents to comply with, Lehigh's Facility Policies, Rules and Regulations. Intracel shall, in accordance with the terms of the Operations Agreement, have the right to review, amend and approve all of ICC's operational policies and procedures including those related to compliance with FDA


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requirements, and any amendments thereto before such
policies and procedures are implemented by ICC. Lehigh shall have the right to review all such policies and procedures and any amendments thereto and Intracel shall take any concerns into consideration prior to approving any such policies and procedures. The Operations Agreement shall provide that ICC shall accept all amendments submitted by Intracel to ICC in connection with those operational policies and procedures related to compliance with FDA requirements. Intracel shall maintain ultimate responsibility for compliance with all applicable FDA product requirements.

                5.4.2.  ONCOVAX CENTER PERSONNEL

                Except as set forth below, the terms of the Operations Agreement shall provide that during the Operational Phase, all laboratory, clinical and administrative personnel working in the OncoVax Center shall be employees of ICC and subject to ICC's personnel policies and procedures which personnel policies and procedures shall be adopted only after receipt of approval from both Intracel and Lehigh, each in its reasonable discretion; provided, however, that Intracel shall have the right to terminate such employees as further described in Section 9.1 below. The Medical Director shall be an employee of Lehigh and provide services to the OncoVax Center as further described in Section 5.4.3 below.

                5.4.3.  DESIGNATION OF MEDICAL DIRECTOR

                Unless the parties otherwise agree, the Medical Director of the OncoVax Center during the Interim Phase (as designated in accordance with Section 10.5 below) shall continue as Medical Director of the OncoVax Center after the Final Closing Date. The Medical Director shall remain an employee of Lehigh and shall perform services for the OncoVax Center as an independent contractor pursuant to the terms of a Medical Director Services Agreement, substantially in the form of Exhibit I attached hereto and made a part hereof (the "FINAL MEDICAL DIRECTOR SERVICES AGREEMENT"). The parties shall use their best efforts to cause ICC to execute the Final Medical Director Services Agreement on the Final Closing Date. The Final Medical Director Services Agreement shall provide that ICC shall reimburse Lehigh for the Medical Director's services at the fair market value for such services, which the parties agree shall be at the rate described in Section 10.5. Lehigh shall at all times have the right to recommend and approve the appointment of a Medical Director for the OncoVax Center; provided, however, that Intracel shall have the right to terminate the services provided by any particular Medical Director as provided in Section 9.


        5.5.    LEHIGH AND INTRACEL CONTRACTS WITH ICC

                As further developed in the Business Plan and as provided for in the Operations Agreement, each of the parties intends to enter into a services


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agreement with ICC pursuant to which such party will provide specified management or administrative services to ICC as further described in Sections
5.5.1 and 5.5.2 below. Each such agreement, and any amendment thereto shall be:

                (a)     on arms length, fair market value terms and conditions;
                        and

                (b) subject to the prior approval by the Board of Directors of ICC.

The parties shall use their best efforts to negotiate, enter into and cause ICC to enter into, such mutually acceptable agreements on the Final Closing Date.

                5.5.1.  SERVICES PROVIDED BY LEHIGH

                At the Final Closing, and from time to time throughout the term of this Agreement and the term of the Operations Agreement, ICC may purchase certain services from Lehigh at a price to be agreed upon by Lehigh and ICC, which services shall include, but shall not be limited to the following:

                (a) Support services such as bioengineering and housekeeping;

                (b)     Specialized laboratory testing;

                (c)     Sales and marketing support; and

                (d) Assistance with and support for the development of relationships with managed care entities and physician groups.

                5.5.2.  SERVICES PROVIDED BY INTRACEL

                At the Final Closing, and from time to time throughout the term of this Agreement and the term of the Operations Agreement, ICC may purchase certain


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services from Intracel at a price to be agreed upon by Intracel and ICC, which services shall include, but shall not be limited to the following:

                (a)     Case management services;

                (b)     Reimbursement services;

                (c)     Accounting and finance services;

                (d) Quality assurance and assistance with FDA regulatory monitoring and compliance;

                (e)     Sales and marketing services; and

                (f) Kits and supplies necessary for the manufacture and production of OncoVax.


6.      PURCHASE AND CONTRIBUTION OF CLEAN ROOM EQUIPMENT


        6.1.    PURCHASE OF CLEAN ROOM EQUIPMENT AT FINAL CLOSING

                Concurrent with the Final Closing, Lehigh shall sell, assign, and transfer to Intracel, and Intracel shall purchase from Lehigh the equipment located in the Clean Room and described in Exhibit J attached hereto (the "EQUIPMENT") for an aggregate purchase price of $700,000 (the "PURCHASE PRICE"), which the parties agree reflects the fair market value of the Equipment. Upon the Final Closing, the parties agree that the Purchase Price shall be adjusted to reflect the amount of the Purchase Price pre-paid by Intracel to Lehigh prior to the Final Closing Date (the "ADJUSTED PURCHASE PRICE"). The Adjusted Purchase Price shall be calculated as follows: $700,000 minus the aggregate Principal Component (as defined in Schedule 6.1) of the aggregate rent paid by Intracel to Lehigh pursuant to Section 7.1 of each of the Initial OncoVax Center Lease and the Amended and Restated Initial OncoVax Center Lease. At the Final Closing, Intracel shall pay $36,842 of the Adjusted Purchase Price by check or wire transfer of readily available funds and the remainder of the Adjusted Purchase Price shall be paid in the form of a convertible note substantially in the form of Exhibit K (the "CONVERTIBLE NOTE"). The principal amount due under the Convertible Note shall be payable in a balloon payment due on the fifth anniversary thereof together with interest at a rate equal to the prime rate as published in the Wall Street Journal. The Convertible Note shall be secured by a Security Agreement substantially in the form of Exhibit L attached hereto, pursuant to which Intracel shall grant a security interest in the Equipment to Lehigh. The terms and conditions of the purchase of the Equipment are more particularly set forth in the Bill of Sale attached hereto as Exhibit M (the "LEHIGH BILL OF SALE").


        6.2.    CONTRIBUTION OF EQUIPMENT AT THE FINAL CLOSING

                Concurrent with the purchase and sale of the Equipment, Intracel agrees to contribute the Equipment to ICC. The parties shall use their best efforts to cause ICC to accept such Equipment and to issue shares of Common Stock of ICC to Intracel in exchange for such Equipment as more particularly described in Section 3.1 and in the ICC Bill of Sale attached hereto as Exhibit
D. Intracel agrees to provide Lehigh with documentation evidencing the contribution of Equipment to ICC at the Final Closing.


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7.      LICENSE OF RIGHTS TO ICC


        During the Interim Phase, the parties agree to negotiate in good faith the terms of the License Agreement (the "LICENSE AGREEMENT") to be entered into by Intracel and ICC at the Final Closing, pursuant to which Intracel shall grant to ICC a limited, exclusive right in the ICC Service Area to manufacture, produce and distribute or arrange for the distribution of, OncoVax and such other products as the parties may mutually agree on.


8.      LIMITATIONS ON ACTIVITIES OF LEHIGH


        Lehigh agrees that during the term of this Agreement and for a period of one year thereafter, it shall not directly or indirectly on its own or through any joint venture, teaming arrangement, partnership, or other entity or arrangement, engage in the manufacture, production or distribution of any cancer related products comparable to any products manufactured, produced or distributed by Intracel or ICC at any time during the Term of this Agreement.


9.      OPERATIONS AGREEMENT


                During the Interim Phase, Intracel and Lehigh agree to negotiate in good faith the terms of an Operations Agreement to be entered into at the Final Closing by ICC, Intracel and Lehigh (the "OPERATIONS AGREEMENT"). The Operations Agreement shall set forth all the rights and obligations of ICC, Intracel and Lehigh during the Operational Phase, including, but not limited to, those rights and obligations described in Sections 5 and 7 above and the additional operational rights of Intracel and Lehigh described below. In the event of an inconsistency between the terms and conditions of this Agreement relating to the rights and obligations of ICC, Intracel and Lehigh with respect to those contained in the Operations Agreement, the Operations Agreement's terms and conditions shall govern. The parties hereto shall each use its best efforts to cause ICC to execute the Operations Agreement on the Final Closing Date.


        9.1.    INTRACEL'S OPERATIONAL RIGHTS

                Notwithstanding anything to the contrary in this Agreement, the parties agree that Intracel shall have, among others, the following rights: (i) the right to audit ICC and the OncoVax Center, (ii) the right to close the OncoVax Center or otherwise stop ICC from manufacturing OncoVax or any other drug agreed to by the parties if the OncoVax Center or ICC's manufacturing of OncoVax or any other drug is not in compliance with applicable laws and regulations, (iii) the right to terminate any of ICC's employees or terminate the services of any particular Medical Director if such employee or Medical Director fails to comply


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with applicable laws and regulations, (iv) the right to represent ICC and the
OncoVax Center in any interaction with the FDA, (v) the right to require implementation of any actions or changes in order to assure full compliance with all applicable FDA requirements, and (vi) the right to take all such other actions with respect to ICC, its operations and its employees in order to comply with all applicable laws and regulations.


        9.2.    LEHIGH'S OPERATIONAL RIGHTS

                Notwithstanding anything to the contrary herein, the parties agree that Lehigh shall have the right to (i) audit ICC and the OncoVax Center, and (ii) review on a regular basis all of ICC's and the OncoVax Center's operational policies and procedures.


10.     INTERIM PHASE OPERATIONS


        10.1.   INITIAL ONCOVAX CENTER LEASE

                On October 21, 1998 and prior to the Initial Closing, the parties entered in a lease (the "INITIAL ONCOVAX CENTER LEASE") and a letter agreement relating thereto (the "LETTER AGREEMENT") for the operation of the OncoVax Center for the period from November 1, 1998 until the Initial Closing. At the Initial Closing, Lehigh and Intracel shall terminate the Letter Agreement and enter into an Amended and Restated Initial OncoVax Center Lease, substantially in the form attached hereto as Exhibit N (the "AMENDED AND RESTATED INITIAL ONCOVAX CENTER LEASE"), which Amended and Restated Initial OncoVax Center Lease shall provide for the lease of the Clean Room, Clean Room Equipment, and clinical patient care, administrative and storage space (collectively, the "FACILITIES"), each as more particularly described in Exhibits H and J attached hereto. In the event of the termination of this Agreement during the Interim Phase for any reason, the Amended and Restated Initial OncoVax Center Lease shall terminate in accordance with its own terms, effective as of the date of the termination of this Agreement.


        10.2.   SCOPE OF OPERATIONS DURING INTERIM PHASE

                During the Interim Phase, Intracel shall utilize the Facilities for the purpose of manufacturing and producing OncoVax for use in the conduct of the Trials and arranging for and/or sponsoring such Trials at the OncoVax Center and furnishing OncoVax to patients as permitted under federal law and Food and Drug Administration ("FDA") guidance. Intracel and Lehigh agree to cooperate in coordinating publicity with the respect to the opening of the OncoVax Center for the


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conduct of such Trials. Lehigh agrees that it shall not publicize, advertise or otherwise use the name of the OncoVax Center or Intracel without the prior written consent of Intracel, which consent shall not be unreasonably withheld.


        10.3.   OPERATIONAL POLICIES AND PROCEDURES

                Intracel shall adopt and enforce policies and procedures for the operation of the OncoVax Center during the Interim Phase and shall require that all Trials be conducted in accordance with (a) all applicable laws and regulations and (b) Lehigh's Facility Policies, Rules and Regulations.


        10.4.   SERVICES PROVIDED BY LEHIGH

                During the Interim Phase, Intracel shall purchase certain services from Lehigh at a price to be agreed upon by Lehigh and ICC, which services shall include the following:

                (a) Support services such as bioengineering and housekeeping;

                (b)     Specialized laboratory testing; and

                (c) Assistance with and support for the development of relationships with managed care entities and physician groups.

                Such services will be provided pursuant to an agreement negotiated at arms length and providing for fair market value terms and conditions.


        10.5.   ONCOVAX CENTER PERSONNEL

                Except as described below, during the Interim Phase all laboratory, clinical and administrative personnel engaged in the manufacture and production of OncoVax and the conduct of the Trials, shall be employees of Intracel and subject to Intracel's personnel policies and procedures. The medical director of the OncoVax Center during the Interim Phase shall be Herbert
C. Hoover, Jr., M.D. or his designee (the "MEDICAL DIRECTOR"). The Medical Director shall be an employee of Lehigh and shall render services during the Interim Phase as an independent contractor pursuant to the terms and conditions of an initial Medical Director Services Agreement, substantially in the form of Exhibit O attached hereto and made a part hereof (the "INITIAL MEDICAL DIRECTOR SERVICES AGREEMENT"). The parties agree that the fair market value of the services provided by the Medical Director for the OncoVax Center during the first year shall be $75,000, which compensation pursuant to the terms of the Initial Medical Director Services Agreement shall be adjusted annually by Intracel during the Interim Phase to reflect the fair market value of the Medical Director's services. In the event of the


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termination of this Agreement during the Interim Phase for any reason, the
Initial Medical Director Services Agreement shall automatically terminate in accordance with its own terms, effective as of the date of termination of this Agreement.


        10.6.   ADDITIONAL EQUIPMENT; IMPROVEMENTS TO THE CLEAN ROOM

                During the Interim Phase, Intracel may purchase additional equipment for the Clean Room and make improvements to the Clean Room, which additional equipment and improvements shall be transferred to ICC by Intracel, as soon as practicable after the Final Closing on a date agreed to by the parties. The parties agree that any amounts paid by Intracel to purchase such additional equipment and improvements shall be off-set against any capital contributions Intracel is required to make pursuant to the Initial Funding Schedule.


11.     REGULATORY APPROVALS

                After the Initial Closing and prior to the Final Closing, Intracel shall use its best efforts to obtain any authorizations, consent, and approvals of any federal, state, local, foreign or other governmental agency, instrumentality, commission, authority, board or body or other person or entity, including the FDA, for the transactions contemplated hereunder. Such approvals and authorizations shall include, without limitation, the FDA's approval and authorization to market and provide OncoVax, manufactured at the OncoVax Center, to cancer patients. Lehigh agrees to use its best efforts to cooperate with, and provide support to, Intracel in complying with current Good Manufacturing Practices ("CGMPS") and to maintain any state licenses necessary to furnish care to cancer patients at the OncoVax Center.


12.     REPRESENTATIONS AND WARRANTIES

                Concurrent with the execution and delivery of this Agreement, Intracel and Lehigh have each executed and delivered the Certificates attached hereto as Exhibits P-1 and P-2 containing certain representations and warranties of the parties.


13.     CONDITIONS PRECEDENT TO INITIAL CLOSING

                The obligations of each party to consummate the transactions contemplated in this Agreement and to proceed with the Initial Closing are subject to the fulfillment at or prior to the Initial Closing, of each of the following conditions


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(the failure of any of which shall excuse and discharge all obligations of such party hereunder, unless such failure is agreed to in writing by such party):

                (a) the execution and delivery by the parties of the Amended and Restated Initial OncoVax Center Lease as set forth in Section 10.1 above;

                (b) the Letter Agreement shall be terminated;

                (c) the execution and delivery by the parties of the Initial Medical Director Services Agreement; and

                (d) the representations and warranties of Intracel and Lehigh contained in this Agreement shall be true and correct in all material respects as of the Initial Closing Date as if made at and as of such time, and Intracel and Lehigh shall have performed or complied with, in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at and as of the Initial Closing Date.


14.     CONDITIONS PRECEDENT TO THE FINAL CLOSING


        14.1.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EACH PARTY

                The obligations of each party to consummate the transactions contemplated in this Agreement and to proceed with the Final Closing are subject to the fulfillment at or prior to the Final Closing, of each of the following conditions (the failure of any of which shall excuse and discharge all obligations of such party hereunder, unless such failure is agreed to in writing by such party):

                (a) Intracel's and Lehigh's designation of the initial ICC board of directors pursuant to Section 2.2;

                (b) the incorporation and organization of ICC as evidenced by the filing of the Articles of Incorporation of ICC with and issuance of a Certificate of Incorporation by, the Delaware Secretary of State;

                (c) the adoption of the Bylaws of ICC;

                (d) the development of the Initial Funding Schedule pursuant to
Section 3.3;

                (e) the development of the Business Plan pursuant to Section 5.1 above; and

                (f) FDA approval of OncoVax for use in the treatment of cancer.


        14.2.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF INTRACEL

                The obligations of Intracel as contemplated in this Agreement and to proceed with the Final Closing are subject to the fulfillment, at or prior to the Final Closing, of each of the following conditions (the failure of any of which shall excuse and discharge all obligations of Intracel hereunder, unless such failure is excused in writing by Intracel):

                (a) the execution of the Lehigh Bill of Sale by Lehigh and the delivery of the Equipment as set forth in Section 6.1 above;

                (b) the execution and delivery of the Stockholders' Agreement by Lehigh and ICC;

                (c) the delivery of the Common Stock Purchase Price by Lehigh and the delivery of a duly executed Subscription Agreement as set forth in
Section 3.2 above;

                (d) the execution and delivery of the Final OncoVax Center Lease as set forth in Section 5.3 above;

                (e) the execution and delivery of the Final Medical Director Services Agreement as set forth in Section 5.4.3 above;

                (f) the execution and delivery of the License Agreement as set forth in Section 7 above;

                (g) the execution and delivery of the Operations Agreement as set forth in Section 9 above;

                (h) the representations and warranties of Lehigh contained in this Agreement shall be true and correct in all material respects as of the Final Closing Date as if made at and as of such time, and Lehigh shall have performed or complied with, in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at and as of the Final Closing Date; and

                (i) the transaction has been approved by the board of directors of Lehigh or the executive committee of such board, if any.


        14.3.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF LEHIGH

                The obligations of Lehigh to consummate the transactions contemplated in this Agreement and to proceed with the Final Closing are subject to the fulfillment, at or prior to the Final Closing, of each of the following conditions (the failure of any of which shall excuse and discharge all obligations of Lehigh hereunder, unless such failure is excused in writing by Lehigh):

                (a) the execution and delivery of the Stockholders' Agreement by Intracel and ICC;

                (b) Intracel's delivery of the Equipment to ICC pursuant to the ICC Bill of Sale and the delivery of a duly executed Subscription Agreement as set forth in Sections 3.1 and 6.2 above;

                (c) the execution and delivery of the Final OncoVax Center Lease as set forth in Section 5.3 above;

                (d) the execution and delivery of the Final Medical Director Services Agreement as set forth in Section 5.4.3 above;

                (e) the execution and delivery of the Convertible Note and the Security Agreement as set forth in Section 6.1 above;

                (f) the execution and delivery of the License Agreement as set forth in Section 7 above;

                (g) the execution and delivery of the Operations Agreement as set forth in Section 9 above;

                (h) the representations and warranties of Intracel contained in this Agreement shall be true and correct in all material respects as of the Final Closing Date as if made at and as of such time, and Intracel shall have performed or complied with, in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at and as of the Final Closing Date; and

                (i) the transaction has been approved by the board of directors of Intracel or the executive committee of such board.


15.     THE INITIAL CLOSING


        15.1.   GENERALLY

                The Initial Closing shall take place at the offices of Lehigh Valley Hospital and Health Network or at such other place to which the parties may agree, on December 11, 1998, or such other time as the parties may agree (the "INITIAL CLOSING DATE"). At the Initial Closing, and as a condition precedent to the Initial Closing, the parties shall comply with such conditions and shall deliver such documents as are set forth in Sections 15.2 and 15.3.


        15.2.   DELIVERIES BY INTRACEL

                At the Initial Closing, in addition to any other documents or agreements required under any other provision of this Agreement, Intracel shall make the following deliveries and performance (and the obligation of Lehigh to consummate the Initial Closing shall be conditioned thereon):

                (a)     this Agreement duly executed by Intracel;

                (b) a certificate of good standing for Intracel from the State of Delaware;

                (c) a copy, certified by the Secretary of State of the State of Delaware, of the Certificate of Incorporation of Intracel, as amended;

                (d) a copy of the Bylaws of Intracel, as amended, as certified by the appropriate officers of Intracel as being true, complete and in full force and effect;

                (e) a certificate signed by the appropriate officers of Intracel certifying resolutions authorizing the execution of this Agreement and the transactions hereunder;

                (f) the Amended and Restated Initial OncoVax Center Lease duly executed by Intracel;

                (g) the Agreement terminating the Letter Agreement duly executed by Intracel as required by Section 10.1 (the "TERMINATION AGREEMENT");

                (h) the Initial Medical Director Services Agreement duly executed by Intracel;

                (i) evidence that Intracel has obtained and maintains insurance as required by Section 18.7.1 below; and

                (j) any additional documents that Lehigh may reasonably require for the proper consummation of the transactions contemplated by this Agreement.


        15.3.   DELIVERIES BY LEHIGH

                At the Initial Closing, in addition to any other documents or agreements required under any other provision of this Agreement, Lehigh shall make the following deliveries and performance (and the obligation of Intracel to consummate the Initial Closing shall be conditioned thereon):

                (a)     this Agreement duly executed by Lehigh;

                (b) a certificate of good standing for Lehigh from the Commonwealth of Pennsylvania;

                (c) a copy, certified by the Secretary of State of the Commonwealth of Pennsylvania, of the Articles of Incorporation of Lehigh, as amended;

                (d) a copy of the Bylaws of Lehigh, as amended, as certified by the appropriate officers of Lehigh as being true, complete and in full force and effect;

                (e) a certificate signed by the appropriate officers of Lehigh certifying resolutions authorizing the execution of this Agreement and the transactions hereunder;

                (f) the Amended and Restated Initial OncoVax Center Lease duly executed by Lehigh;

                (g)     the Termination Agreement duly executed by Lehigh;

                (h) the Initial Medical Director Services Agreement duly executed by Lehigh;

                (i) evidence that Lehigh has obtained and maintains insurance as required by Section 18.7.2 below; and

                (j) any additional documents that Intracel may reasonably require for the proper consummation of the transactions contemplated by this Agreement.


16.     THE FINAL CLOSING


        16.1.   GENERALLY

                The Final Closing shall take place on a date, mutually agreed upon by the parties, within 30 days after the receipt of FDA approval to market OncoVax to cancer patients at the OncoVax Center (the "FINAL CLOSING DATE"), at Lehigh's facility located at Cedar Crest & I-78, Allentown, PA or at such other place to which the parties may agree. At the Final Closing, and as a condition precedent to the Final Closing, the parties shall comply with such conditions and shall deliver such documents as are set forth in Sections 16.2, 16.3 and 16.4.


        16.2.   DELIVERIES BY INTRACEL

                At the Final Closing, in addition to any other documents or agreements required under any other provision of this Agreement, Intracel shall make the following deliveries and performance (and the obligation of Lehigh to consummate the Final Closing shall be conditioned thereon):

                (a) List of Intracel's designees to the initial ICC Board of Directors;

                (b)     the Stockholders' Agreement duly executed by Intracel;

                (c)     the Convertible Note executed by Intracel;

                (d)     the Security Agreement duly executed by Intracel;

                (e) the ICC Bill of Sale duly executed by Intracel, and delivery of the ICC Bill of Sale and Equipment to ICC, and documentation evidencing the delivery of the Equipment to Lehigh;

                (f) the License Agreement duly executed by Intracel pursuant to Section 7;

                (g) the Operations Agreement duly executed by Intracel pursuant to Section 9; and

                (h) any additional documents that Lehigh may reasonably require for the proper consummation of the transactions contemplated by this Agreement.


        16.3.   DELIVERIES BY LEHIGH

                At the Final Closing, in addition to any other documents or agreements required under any other provision of this Agreement, Lehigh shall make the following deliveries and performance (and the obligation of Intracel to consummate the Final Closing shall be conditioned thereon):

                (a) List of Lehigh's designees to the initial ICC Board of Directors;

                (b)     the Stockholders' Agreement duly executed by Lehigh;

                (c)     the Common Stock Purchase Price;

                (d) the Final OncoVax Center Lease duly executed by Lehigh pursuant to Section 5.3;

                (e) the Final Medical Director Services Agreement duly executed by Lehigh pursuant to Section 5.4.3;

                (f) the Lehigh Bill of Sale duly executed by Lehigh pursuant to Section 6.1 and delivery of the Equipment to Intracel;

                (g) the Operations Agreement duly executed by Lehigh pursuant to Section 9;

                (h) an Opinion of Bond Counsel to Lehigh in a form satisfactory to Intracel; and

                (i) any additional documents that Intracel may reasonably require for the proper consummation of the transactions contemplated by this Agreement.

        16.4.   DELIVERIES BY ICC

                At the Final Closing, the parties shall use their best efforts to cause ICC to:

                (a) deliver to Lehigh, against delivery of the Common Stock Purchase Price, a duly issued stock certificate made out in Lehigh's name and representing the shares of Common Stock to be purchased by Lehigh pursuant to Section 3.2 above;

                (b) deliver to Intracel, against delivery of the Equipment, a duly issued stock certificate made out in Intracel's name and representing the shares of Common Stock to be purchased by Intracel pursuant to Section 3.1 above;

                (c) deliver the Stockholders' Agreement duly executed by ICC;

                (d) deliver the Final OncoVax Center lease duly executed by ICC pursuant to Section 5.3;

                (e) deliver the Final Medical Director Services Agreement duly executed by ICC pursuant to Section 5.4.3;

                (f) deliver the License Agreement duly executed by ICC pursuant to Section 7; and

                (g) deliver the Operations Agreement duly executed by ICC pursuant to Section 9.

17.     TERMINATION


        17.1.   TERMINATION

                17.1.1. TERMINATION PRIOR TO FINAL CLOSING

                This Agreement may be terminated at any time prior to Final Closing as follows:

                (a) immediately upon the mutual written agreement of Intracel and Lehigh;

                (b) immediately by Intracel, after written notice to Lehigh and the expiration of any applicable cure period, upon a material breach of any representation, warranty, covenant or agreement on the part of Lehigh set forth in this Agreement, or if any representation or warranty of Lehigh has become materially untrue, in either case such that Lehigh is unable to cure such material breach so that the conditions set forth in Section 14 are incapable of being satisfied by the Final Closing Date; provided, however, that in any case, a willful breach will be deemed to cause such conditions to be incapable of being satisfied for purposes of this paragraph (b);

                (c) immediately by Lehigh after written notice to Intracel and the expiration of any applicable cure period, upon a material breach of any representation, warranty, covenant or agreement on the part of Intracel set forth in this Agreement, or if any representation or warranty of Intracel has become materially untrue, in either case such that Intracel is unable to cure such material breach so that the conditions set forth in Section 14 are incapable of being satisfied by the Final Closing Date; provided, however, that in any case, a willful breach will be deemed to cause such conditions to be incapable of being satisfied for purposes of this paragraph (c); or

                (d) immediately upon written notice by either party to the other party if, through no fault of either party, the Final Closing shall not have taken place by December 31, 2000, or such other date agreed to by the parties.

                17.1.2. TERMINATION AFTER TO FINAL CLOSING

                This Agreement may be terminated at any time after the Final Closing as follows:

                (a) immediately by either party after written notice to the other party and the expiration of any applicable cure period in the event that the other party has materially breached a representation, warranty, covenant or agreement contained in this Agreement or in any other agreement or document contemplated hereunder and such breach has not been cured within 30 days of written notice thereof by the non-breaching party; or

                (b) immediately upon written notice by either party to the other party if FDA approval to market OncoVax is permanently withdrawn.


        17.2.   EFFECT OF TERMINATION

                17.2.1. PRIOR TO FINAL CLOSING

                In the event this Agreement is terminated prior to Final Closing as provided above, (a) each of Lehigh and Intracel shall deliver to the other party all documents previously delivered (and copies thereof in its possession) concerning one another and the transactions contemplated hereby, (b) the Amended and Restated Initial OncoVax Center Lease and the Initial Medical Director Services Agreement shall terminate effective the date of termination of this Agreement and the parties shall take any further action required to be taken pursuant to the terms of the Amended and Restated Initial OncoVax Center Lease and the Initial Medical Director Services Agreement, and (c) neither of the parties nor any of their respective stockholders, directors, officers or agents shall have any liability to the other party, except for any deliberate breach or deliberate omission resulting in breach of any of the provisions of this Agreement. In such case, the breaching party shall be liable only for the expenses and costs of the non-breaching party, and in no event shall either party be liable for anticipated profits or consequential damages.

                17.2.2. AFTER FINAL CLOSING

                In the event this Agreement is terminated after Final Closing as provided above, (a) each of Lehigh and Intracel shall deliver to the other party all documents previously delivered (and copies thereof in its possession) concerning one another and the transactions contemplated hereby, (b) the parties shall take such steps as are reasonably necessary to cause the dissolution of ICC in a timely fashion and in accordance with applicable law, (c) the parties shall take such steps as are reasonably necessary to wind down the affairs of ICC in accordance with applicable law and to terminate all of the agreements and arrangements entered into by the parties as contemplated hereunder, (d) the Final OncoVax Center Lease and the Final Medical Director Services Agreement shall terminate effective the date of such termination of this Agreement and the parties shall take any further action required to be taken pursuant to the terms of the Final OncoVax Center Lease and the Final Medical Director Services Agreement, (e) the parties shall cause ICC to sell, and ICC shall be obligated to sell, the Clean Room Equipment to Lehigh, who shall be required to purchase the Clean Room Equipment at its depreciated book value as of the date of termination, and (f) neither of the parties nor any of their respective stockholders, directors, officers or agents shall have any liability to the other party, except for any deliberate breach or deliberate omission resulting in breach of any of the provisions of this Agreement. In such case, the breaching party shall be liable only for the expenses and costs of the non-breaching party, and in no event shall either party be liable for anticipated profits or consequential damages.


                17.2.3. GENERALLY

                After termination, each party shall keep confidential all information provided by the other pursuant to this Agreement which is not in the public domain, shall exercise the same degree of care in handling such information as it would exercise with similar confidential information of its own, and shall return any such information upon the other party's request.

18.     INDEMNIFICATION; LIMITATION ON LIABILITY; INSURANCE; SURVIVAL


        18.1.   LEHIGH INDEMNIFICATION OF INTRACEL

                Subject to Section 18.6.2 below, Lehigh will indemnify, defend and hold harmless Intracel and Intracel's successors and assigns from and against any and all actual and direct claims, damages, losses and liabilities (including reasonable attorneys' fees) ("LOSSES") which may at any time be asserted against or suffered by Intracel as a result of or on account of Lehigh's negligence or any breach of any representation, warranty or covenant on the part of Lehigh made herein or in any instrument or document delivered by Lehigh pursuant hereto. Furthermore, Lehigh will indemnify Intracel and Intracel's successors and assigns from any Losses arising out of any action relating to or arising out of any action taken by Lehigh, or its employees as agents, in connection with the Trials to be conducted at the Facilities during the Interim Phase.


        18.2.   INTRACEL INDEMNIFICATION OF LEHIGH

                Subject to Section 18.6.1 below, Intracel will indemnify, defend and hold harmless Lehigh and Lehigh's successors and assigns from and against any and all Losses which may at any time be asserted against or suffered by Lehigh as a result of or on account of Intracel's negligence or any breach of any representation, warranty or covenant on the part of Intracel made herein or in any instrument or document delivered by Intracel pursuant hereto. Furthermore, Intracel will indemnify Lehigh and Lehigh's successors and assigns from any Losses arising out of any action relating to or arising out of any action taken by Intracel, or its employees as agents, in connection with the Trials to be conducted at the Facilities during the Interim Phase.


        18.3.   NOTICE

                A party (an "INDEMNIFIED PARTY") shall give prompt written notice to an indemnifying party (the "INDEMNIFYING PARTY") of any payments, demands, claims, suits, judgments, liabilities, losses, costs, damages or expenses (a "CLAIM") in respect of which such Indemnifying Party has a duty to provide indemnity to such Indemnified Party under this Section 18, except that any delay or failure to notify the Indemnifying Party only shall relieve the Indemnifying Party of its obligations hereunder to the extent, if at all, that it is prejudiced by reason of such delay or failure.

        18.4.   THIRD PARTY ACTIONS

                In the event any claim is made, suit is brought, or other proceeding instituted against a party to this Agreement which involves or appears reasonably likely to involve a Loss, the Indemnified Party will, within 10 days after receipt of notice of any such claim, suit, or proceeding for which indemnification may be sought, notify the Indemnifying Party in writing of the commencement thereof; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party can demonstrate actual monetary prejudice as a direct or indirect result of such failure.

                The Indemnified Party may elect, within 30 days after the Indemnifying Party's receipt of such notice, or five days before the return date required by any citation, claim, or other statute, whichever occurs earlier, to contest or defend against such claim at the Indemnifying Party's expense, and shall give written notice to the Indemnifying Party of the commencement of such defense. The Indemnifying Party, its subsidiaries, successors, and assigns shall be entitled to participate with the Indemnified Party in such event (at the Indemnifying Party's cost and expense). In the event that the Indemnified Party does not elect to contest, defend, settle, or pay the claim as provided above, the Indemnifying Party, its subsidiaries, successors, or assigns shall have the exclusive right to prosecute, defend, compromise, settle, or pay the claim in its sole discretion and pursue its rights under this Agreement but shall not be entitled in any way to release, waive, settle, modify, or pay such claim without the consent of the Indemnified Party. Each party, its subsidiaries, successors, and assigns shall cooperate in the defense of such action and the records of each shall be available to the other with respect to such defense.


        18.5.   OTHER RECOVERIES

                The amount of any Losses recoverable by an Indemnified Party hereunder shall be reduced by the amount, if any, of the recovery (net of reasonable expenses incurred in obtaining said recovery) the Indemnified Party hereunder shall have received with respect thereto from any other party, person, or entity, other than an insurer of the Indemnified Party unless such insurer has expressly waived all rights of subrogation with respect to such recovery. In the event such a recovery is made by an Indemnified Party after it receives payment or other credit hereunder with respect to any Losses, then a refund equal in aggregate amount to the recovery, net of reasonable expenses incurred in obtaining that recovery, shall be made promptly to the Indemnifying Party making such payment. Without limiting the foregoing, in the event that a claim or benefit is created in connection with the occurrence of any Losses which have not been collected by the Indemnified Party at the time payment with respect to such Losses is made by the Indemnifying

Party, the Indemnified Party shall assign such benefit or claim to the Indemnifying Party as a condition to the payment by the Indemnifying Party and shall cooperate with the Indemnifying Party in its efforts to collect any such benefit or claim. If such claim or benefit is not assignable under applicable laws, the Indemnified Party shall cooperate in good faith with the Indemnifying Party's efforts to collect such claim or benefit.


        18.6.   LIMITATION OF LIABILITY

                18.6.1. LIMITATION OF INTRACEL'S LIABILITY.

                        Notwithstanding any other provision contained in this Agreement, Intracel's liability under this Agreement shall be limited to actual and direct losses suffered by Lehigh arising as a result of Intracel's negligent failure to perform its obligations under this Agreement. Lehigh acknowledges and agrees that Intracel shall not be liable for any lost reimbursement or loss of data, earnings, profits or goodwill or any other indirect, consequential, incidental, exemplary or punitive damages suffered by any person or entity, including Lehigh, caused directly or indirectly by the acts or omissions of Intracel, its employees or agents in the course of performing services or functions contemplated under or related in any way to this Agreement (including, without limitation, any breach by Intracel of its obligations under this Agreement). Notwithstanding any other provision contained in this Agreement, Intracel's maximum aggregate liability to Lehigh for any and all causes whatsoever, and Lehigh's remedy, regardless of the form of action, whether in contract or tort, including negligence, and whether or not pursuant to the indemnification provisions contained in Section 18.2 and whether or not Intracel is notified of the possibility of damage to Lehigh, shall be limited to $3,000,000.


                18.6.2. LIMITATION OF LEHIGH'S LIABILITY.

                        Notwithstanding any other provision contained in this Agreement, Lehigh's liability under this Agreement shall be limited to actual and direct losses suffered by Intracel arising as a result of Lehigh's negligent failure to perform its obligations under this Agreement. Intracel acknowledges and agrees that Lehigh shall not be liable for any lost reimbursement or loss of data, earnings, profits or goodwill or any other indirect, consequential, incidental, exemplary or punitive damages suffered by any person or entity, including Intracel, caused directly or indirectly by the acts or omissions of Lehigh, its employees or agents in the course of performing obligations or functions contemplated under or related in any way to this Agreement (including, without limitation, any breach by Lehigh of its obligations under this Agreement). Notwithstanding any other provision contained in this Agreement, Lehigh's maximum aggregate liability to Intracel for any and all causes whatsoever, and Intracel's remedy, regardless of the form of action, whether in contract or tort, including negligence, and whether or not pursuant to the indemnification provisions contained in Section 18.1, and whether or not Lehigh is notified of the possibility of damage to Intracel, shall be to $3,000,000.


        18.7.   INSURANCE

                18.7.1. INTRACEL'S OBLIGATION TO INSURE.

                        Intracel shall obtain and maintain in effect at all times during the term of this Agreement insurance as set forth in Schedule
18.7.1. Such insurance policies shall name Lehigh as an additional insured and Intracel shall provide such evidence as Lehigh may reasonably request from time to time that Intracel has obtained and continues to maintain in full force and effect insurance coverage as described in the preceding sentence. If such insurance is purchased on a claims made basis, upon the termination of this Agreement for any reason Intracel shall purchase an extended reporting endorsement in amounts equivalent to the liability coverage maintained on the date of termination to cover prior acts.

                18.7.2. LEHIGH'S OBLIGATION TO INSURE.

                        Lehigh shall obtain and maintain in effect at all times during the term of this Agreement insurance as set forth in Schedule 18.7.2. Such insurance policies shall name Intracel as an additional insured and Lehigh shall provide such evidence as Intracel may reasonably request from time to time that Lehigh has obtained and continues to maintain in full force and effect insurance coverage as described in the preceding sentence. If such insurance is purchased on a claims made basis, upon the termination of this Agreement for any reason Lehigh shall purchase an extended reporting endorsement in amounts equivalent to the liability coverage maintained on the date of termination to cover prior acts.


        18.8.   SURVIVAL

                All representations, warranties, covenants, indemnities and other agreements made by any party to this Agreement (including all Exhibits hereto) or in any document, statement, certificate, or other instrument referred to herein or delivered at the Initial Closing or the Final Closing in connection with the transactions contemplated hereby shall survive any investigation made by or on behalf of any of the parties and shall survive the execution and delivery of this Agreement, the Initial Closing and the Final Closing, and the consummation of the transactions contemplated hereby and shall remain in full force and effect for a period of three years after the Final Closing Date, except for claims, if any, asserted in writing prior to such third anniversary, which claims shall survive until finally resolved and satisfied in full.

19.     MISCELLANEOUS


        19.1.   CONFIDENTIAL AND PROPRIETARY INFORMATION

                All non-public information received by Lehigh from Intracel or by Intracel from Lehigh in connection with the transactions contemplated hereby will be treated by the recipient as proprietary and will be made available only to those within its organization who have a "need to know" in connection with the matters contemplated hereby, to such recipient's attorneys, accountants and other advisors, and as may be required by applicable law or regulations or may be requested by any regulatory authority to which Lehigh or Intracel is subject; provided, however, the foregoing restrictions with respect to information furnished to one party by the other shall not apply to any such information which the receiving party demonstrates (i) is on the date hereof, or hereafter becomes, generally available to the public other than as a result of a disclosure, directly or indirectly, by the receiving party or (ii) was available or becomes available to the receiving party on a confidential or non-confidential basis from a source other than the other party hereto, which source was not itself bound by a confidentiality agreement with such other party and did not receive such information, directly or indirectly, from a person or entity so bound.


        19.2.   FURTHER ASSURANCES

                The parties hereby agree to take whatever further actions or to execute and deliver whatever further documents or instruments or make whatever further filings as may be reasonably necessary or desirable to effectuate the express provisions or the intent of this Agreement.


        19.3.   ASSIGNMENT; BINDING EFFECT

                This Agreement, and the rights and obligations of the parties created hereunder, shall not be assigned or delegated by either Lehigh or Intracel without the prior written consent of all parties, and any purported or attempted assignment or delegation without such consent shall be void and without effect, except that (i) either party may assign or delegate its rights and obligations under this Agreement to any successor to such party in the event of a merger or consolidation of such party with another entity, or to any purchaser of all or substantially all of the assets or business of such party, and (ii) either party may assign or delegate its rights and obligations under this Agreement to an Affiliate (as defined below) in which case the assigning or delegating party shall not be relieved of their obligations hereunder. Any such successor, purchaser or Affiliate shall execute a counterpart to the Stockholders Agreement. For purposes of this Section 19.3, an Affiliate shall mean, as to any party hereto, any corporation or other entity which, directly or indirectly, through one or more intermediaries, controls (i.e., possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract, or otherwise) is controlled by, or is under common control with such party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, administrators, and/or personal representatives.


        19.4.   GOVERNING LAW

                This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the Maryland (excluding the choice of law rules thereof).


        19.5.   SEVERABILITY

                In the event that a court of competent jurisdiction holds that a particular provision or requirement of this Agreement is in violation of any applicable law, each such provision or requirement shall be enforced only to the extent it is not in violation of such law or is not otherwise unenforceable and all other provisions and requirements of this Agreement shall remain in full force and effect.


        19.6.   EXPENSES; ATTORNEYS' FEES

                The parties shall pay their own respective expenses (including, without limitation, the fees, disbursements and expenses of their attorneys, accountants, actuaries, and financial and other advisors) in connection with the negotiation and preparation of this Agreement and the transactions contemplated hereby. If any party is required to institute legal action or arbitration against another party to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover costs of litigation, including, but without limitation, reasonable attorneys' fees.


        19.7.   MODIFICATION; WAIVER

                This Agreement shall not be modified or amended except by an instrument in writing signed by Lehigh and Intracel. No delay or failure on the part of any party hereto in exercising any right, power, or privilege under this Agreement or any other instruments executed and delivered in connection with or pursuant to this Agreement, shall impair any such right, power, or privilege or be construed as a waiver of any default hereunder or any acquiescence therein. No single or partial exercise of any such right, power, or privilege shall preclude the further exercise of such right, power, or privilege, or the exercise of any other right, power, or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.


        19.8.   NOTICE

                All notices, demands, requests or other communications which may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered (including delivery by courier), sent by Federal Express or by other recognized overnight delivery service, mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or sent by telegram, telex, or facsimile transmission, addressed as follows:

If to Intracel:

                             Intracel Corporation
                             1330 Piccard Drive
                             Rockville, Maryland  20850
                             Attn:  Daniel S. Reale
                             Facsimile:  (301) 296-0082

                with a copy (which shall not constitute notice) to:

                             Hogan & Hartson L.L.P.
                             555 13th Street, N. W.
                             Washington, D.C.  20004-1004
                             Attn:  Donna A. Boswell, Esq.
                             Facsimile:  (202) 637-5910

If to Lehigh:

                             Lehigh Valley Hospital and Health Network
                             Cedar Crest & I-78
                             P.O. Box 689
                             Allentown, Pennsylvania  18105-1556
                             Attn:  Louis L.  Leibhaber
                             Facsimile:  (610) 402-7253
                with a copy (which shall not constitute notice) to:

                             Tallman, Hudders & Sorrentino
                             The Paragon Centre
                             1611 Pond Road, Suite 300
                             Allentown, Pennsylvania  18104-2256
                             Attn:  Matthew R. Sorrentino, Esq.
                             Facsimile:  (610) 391-1800


                Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served, or sent. Each notice, demand, request, or communication which shall be mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, or received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger, or (with respect to a telex or facsimile) the answer back being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.


        19.9.   BENEFIT OF THIS AGREEMENT

                It is the explicit intention of the parties hereto that except as set forth below no person or entity other than a party hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and that the covenants, undertakings, and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder. Notwithstanding the foregoing, ICC shall be a third party beneficiary hereto with respect to the enforcement of, and only to the extent of, any rights it may have hereunder.


        19.10.  COMPLETE AGREEMENT

                This Agreement sets forth the entire agreement of the parties hereto with respect to its subject matter and any all prior agreements, whether oral or written, between or among the parties hereto and relating to the subject matter hereof are superseded hereby.


        19.11.  CONTRACT MODIFICATIONS FOR PROSPECTIVE LEGAL EVENTS

                In the event any state or federal laws or regulations, now existing or enacted or promulgated after the date hereof, are interpreted by judicial decision, a regulatory agency or legal counsel in such manner as to indicate that this Agreement or any provision hereof may be in violation of such laws or regulations, Intracel and Lehigh shall amend this Agreement as necessary to preserve the underlying economic and financial arrangements between Intracel and Lehigh and without substantial economic detriment to either party. Neither party shall claim or assert illegality as a defense to the enforcement of this Agreement or any provision hereof; instead any such purported illegality shall be resolved pursuant to the terms of this Section 19.11.


        19.12.  EXECUTION IN COUNTERPARTS

                This Agreement may be executed in counterparts, each of which shall constitute an original hereof for all purposes.

                IN WITNESS WHEREOF, each of the parties has duly caused this Agreement to be duly executed in its name and on its behalf, as of the date first written above.

                                       INTRACEL:

                                       INTRACEL CORPORATION


                                       By:__________________________________
                                       Name:________________________________
                                       Title:_______________________________


                                       LEHIGH:

                                       LEHIGH VALLEY HOSPITAL AND HEALTH NETWORK

                                       By:__________________________________
                                       Name:________________________________
                                       Title:_______________________________